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                                   EXHIBIT 8
                                   ---------

                                LEHMAN BROTHERS
                                    FINANCE
- --------------------------------------------------------------------------------

                                                                 August 30, 1995

                          Revised Option Transaction

Maverick Entrepreneurs Fund, Ltd.
8800 North Central Expressway
Suite 1300
Dallas, Texas 75206
- --------------------------------------------------------------------------------

Master Number: MAVE0494
LEF Reference Number: N95020071A

Gentlemen:

     The purpose of this letter agreement (this "Confirmation") is to confirm the revised terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Option Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

     The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (formerly known as the International Swap Dealers Association, Inc. ("ISDA")), are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

     1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, including the Pledge Agreement (the "Agreement"), to be negotiated between Lehman Brothers Finance S.A. ("LBF") and Maverick Entrepreneurs Fund, Ltd. ("Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Option Transaction to which this Confirmation relates.

     2. The terms of the Option Transaction to which this Confirmation relates are as follows:

     General Terms:

     Agent:                          Lehman Brothers Inc. is confirming as
                                     agent for both Buyer and Seller

     Trade Date:                     February 23, 1995

     Option Style:                   European Option

     Option Type:                    Call Option

     Seller:                         Counterparty

     Buyer:                          LBF

     Underlying Shares:              Common Shares of Sterling Software, Inc.

     Underlying Currency:            USD

     Quotation Exchange:             The New York Stock Exchange

     Number of Options:              300,000

     Share Entitlement per Option:   1 Underlying Share
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     Strike Price:                   USD 70.00
                                     ---------

     Premium:                        USD 1,503,000
                                     -------------

     Premium Payment Date            September 1, 1995
     --------------------            -----------------

     Related Option Transaction:     The American Put Option Transaction entered
                                     into between Buyer and Seller on the Trade
                                     Date (LBF Reference No.: N95020071B).

     Exchange Business Day:          A day that is (or, but for the occurrence
                                     of a Market Disruption Event, would have
                                     been) a trading day on the relevant Market
                                     Disruption Exchange(s) other than a day
                                     on which trading on any Market Disruption
                                     Exchange(s) is scheduled to close prior to its regular weekday closing time.

     Calculation Agent:              Lehman Brothers Inc., whose determinations
                                     and calculations shall be binding in the absence of manifest error.

     Exercise:

       Exercise Period:              The Expiration Date

       Expiration Date:              February 23, 1998


       Exercise Date:                The Exchange Business Day during the
                                     Exercise Period on which that Option is
                                     or is deemed to be exercised.

       Automatic Exercise:           If, on the Expiration Date, the Option is
                                     in-the-money, then the Option shall be
                                     deemed automatically exercised unless the
                                     Buyer notifies the Seller to the contrary.

       Multiple Exercise:            Inapplicable

       Seller's telephone or         Shari Robertson
        facsimile number and         Tel.# 214-891-8341
        contact details for          Fax # 214-891-8311
        purposes of giving notice:

                                     2
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     Valuation:

       Valuation Date:                Each Exchange Business Day during the
                                      Valuation Period on which a Market
                                      Disruption Event has not occurred.


       Valuation Period:              The ten (10) Exchange Business Days
                                      immediately prior to, and including, the Exercise Date.

       Final Price:                   The arithmetic average of the closing
                                      prices of the Underlying Shares on each
                                      Valuation Date. If a Market Disruption
                                      Event occurs on one or more of the
                                      Exchange Business Days during the
                                      Valuation Period, then the Final Price
                                      will equal the average of the closing
                                      prices of the Underlying Shares on the
                                      Exchange Business Days during the
                                      Valuation Period on which a Market
                                      Disruption Event has not occurred or, if there is only one such Exchange Business
                                      Day, the closing price of the Underlying
                                      Shares on such day. If a Market Disruption
                                      Event occurs on all Exchange Business Days during the Valuation Period, then the Calculation Agent will determine the Final
                                      Price of the Underlying Shares on the last
                                      Exchange Business Day of the Valuation
                                      Period, regardless of whether a Market
                                      Disruption Event has occurred on such day.

       Market Disruption Event:       The occurrence or existence during the
                                      Market Disruption Period that ends at the close of the Market Disruption
                                      Exchange(s) on the Valuation Date of any of the following events, in the determination of the Calculation Agent:

                                      The suspension of or material limitation imposed on trading in (1) the Underlying Shares or (2) any options contracts on the Underlying Shares.

       Market Disruption Period:      One-half hour

       Market Disruption Exchange(s): The Quotation Exchange

     Settlement:

       Method of Settlement:           Cash Settlement

       Settlement Currency:            The Underlying Currency

       Cash Settlement Amount:         An amount, as calculated by the
                                       Calculation Agent, equal to the Number of
                                       Options multiplied by the Strike Price
                                               ----------
                                       Differential multiplied by the Share
                                                    ----------
                                       Entitlement per Option.

       Strike Price Differential:      An amount equal to the greater of (i)
                                       the excess of the Final Price over the
                                       Strike Price and (ii) zero.

       Cash Settlement Payment Date:   Five (5) Exchange Business Days after the
                                       final Valuation Date.

       Dividends:                      If, at any time during the period from
                                       and including the Trade Date to but
                                       excluding the Cash Settlement Payment
                                       Date, an ex-dividend date occurs with
                                       respect to the Underlying Shares, then
                                       the Strike Price shall be reduced by the corresponding amount.

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Collateral:                     On the Trade Date, Counterparty shall pledge to
                                LBF the Underlying Shares as Collateral for this Option Transaction (the "Upfront Collateral"). Such Upfront Collateral shall be pledged to LBF until the Cash Settlement Payment Date and Counterparty's performance of its obligations under this Option Transaction shall be secured by the Upfront Collateral.


Other Provisions:

  Counterparty Representation:  Counterparty represents that (i) it is not entering into the Option Transaction on behalf of or for the accounts of any other person or entity, and will not transfer or assign its obligations under the Option Transaction or any portion of such obligations to any other person or entity except in compliance with applicable laws and the terms of the Option Transaction; (ii) it is authorized to enter into the Option Transaction and such action does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party; and (iii) it has reached its own conclusions about the Option Transaction, and any legal, regulatory, tax, accounting or economic consequences arising from the Option Transaction, and has concluded that the Option Transaction is suitable in light of its own investment objectives, financial capabilities and expertise.

                                Counterparty represents that (i) it has
                                held the Underlying Shares since at least
                                April 30, 1993; (ii) it acquired the Underlying Shares in open-market purchases; (iii) the amount of Underlying Shares sold by it and by all persons whose sales are required to be taken into consideration pursuant to paragraph (e) of Rule 144 under the Securities Act of 1933 during the preceeding three months is zero; and
                                (iv) it, and any person whose sales are
                                required to be taken into consideration pursuant to paragraph (e) of Rule 144 under the Securities Act of 1933, will not sell additional securities of the same class through any other means during (a) the period commencing on the Trade Date through April 30, 1996, or (b) the three month period immediately prior to the Expiration Date, in each case, without the prior written consent of LBF, which consent shall not be unreasonably withheld. Notwithstanding the above, Counterparty or any person whose sales are required to be taken into consideration by it pursuant to paragraph (e) of Rule 144 under the Securities Act of 1933 may, at any other time during the term of this Option Transaction, sell additional securities of the same class upon providing LBF with written notice two
                                (2) Exchange Business Days immediately prior to the date of such sale.

                                Neither LBF nor any of its affiliates has advised Counterparty with respect to any legal, regulatory, tax, accounting or economic consequences arising from this Option Transaction, and neither LBF nor any of its affiliates is acting as agent or advisor for Counterparty in connection with this Option Transaction.



                                       4
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     Settlement Provision:     a) All payments under this Option Transaction
                               will be made without any deduction or
                               withholding for or on account of any withholding tax, stamp tax, or any other tax, duties, fees or commissions required by any applicable law.

                               b) Seller's obligations to Buyer hereunder are secured under the terms of the Pledge Agreement.

     Adjustments:              The Calculation Agent will make adjustments to
                               this Option Transaction in case of the occurrence of certain events as follows:

                               (i) If a stock dividend or other stock
                               distribution is declared with respect to the
                               Underlying Shares, then (a) the Number of Options shall be increased by the same number of shares issued multiplied by the Share Entitlement per
                                      ----------
                               Option, and (b) the Strike Price shall be proportionately reduced as soon as such event becomes effective.

                               (ii) If a spin-off has occurred with respect to the Underlying Shares, then (a) any property distributed or apportioned with respect to the Underlying Shares, to the extent of such distribution or apportionment, shall be included in any valuation of the Underlying Shares, and
                               (b) the Strike Price shall not be adjusted.

     Governing Law:            New York

     Transfer:                 Neither party may transfer any Option, in whole
                               or in part, without the prior written consent of
                               the non-transferring party, which consent shall
                               not be unreasonably withheld. Notwithstanding the
                               foregoing LBF may assign this Option Transaction
                               to any affiliated entity whose obligations in
                               respect of such assignment are guaranteed by the
                               guarantor of LBF's obligations; provided,
                                                               --------
                               however, that (i) the transferring party will
                               -------
                               notify the other party of any such assignment and
                               (ii) such assignment shall not be permitted hereunder if, as a result of the assignment, a payment hereunder becomes subject to any deduction or withholding for or on account of any tax which would not have arisen had such assignment not been effected.

     Guarantee:                Lehman Brothers Holdings Inc. shall
                               unconditionally guarantee to Counterparty the due and punctual payment of all amounts payable by LBF under this Option Transaction as such payments become due and payable.




                                       5
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     Account Details:

      LBF's payment instructions:           Chemical Bank, New York
                                            ABA Number: 021000128
                                            Favour: Lehman Brothers Finance S.A.
                                            Account Number: 066-196566

      LBF's delivery instructions:          Citibank, N.A.
                                            New York, USA
                                            Account Bear Stearns Securities
                                              Corporation
                                            ABA Number 021000089
                                            For the account of Lehman Brothers

      Counterparty's payment instructions:  Chemical Bank, New York
                                            ABA Number: 021000128
                                            Account Name: Lehman Brothers Inc.
                                            Account Number: 140-094-221
                                            Further Credit Name: Maverick
                                              Entrepreneurs Fund, Ltd.
                                            Further Credit Number: 837-20012

     Please confirm that the foregoing currently sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter substantially similar to this letter, which letter sets forth the material terms of the Option Transaction to which this Confirmation relates and indicates your agreement to those terms.

                                             Yours sincerely,

                                             LEHMAN BROTHERS FINANCE S.A.

                                             By:    /s/ J. Staricco
                                                    -----------------
                                             Name:  Jim Staricco
                                             Title: General Manager

                                             By:    /s/ M. Corsat
                                                    -------------------
                                             Name:  Marcelle Corsat
                                             Title: Fonde de Pouvair

Confirmed as of the date
first above written

MAVERICK ENTREPRENEUR FUND, LTD.

By:    /s/ Sam Wyly
      ----------------
Name:
Title:


Execution time will be furnished upon Counterparty's written request.


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